Exhibit 99.1

CROWDGATHER, INC. TO RAISE $7.85 MILLION IN PRIVATE PLACEMENT TRANSACTION

Woodland Hills, CA.  February 28, 2011 --- One of the leading networks of forum communities on the Internet, CrowdGather (OTCBB:CRWG), today announced that it has entered into definitive agreements with institutional investors to purchase $7.85 million of securities in a private placement transaction. Under the terms of the transaction CrowdGather has agreed to sell an aggregate of approximately 7,136,364 million shares of its common stock at $1.10 per share and warrants to purchase up to approximately 5,352,273 million additional shares of its common stock. The warrants to purchase additional shares will be exercisable at an exercise price of $1.50 per share and are exercisable for 5 years commencing six months and one day following their issue date. We have agreed to file a registration statement with the Securities and Exchange Commission to permit the resale of the shares and warrant shares.

“We are gratified at the tremendous show of support we have received from investors in this, our most significant financing round to date,” said Sanjay Sabnani, CrowdGather’s Chairman and CEO.  “Our belief has always been that forums are a significant component of the Internet and deserve to be recognized for the tremendous repository of high value user generated content that they contain.  We will endeavor to demonstrate this value by building a world class company that acquires, invests, and partners with forums.”

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ:RODM - News) acted as the exclusive placement agent for the transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws. The offering is expected to be consummated by March 1, 2011, subject to customary closing conditions.

About CrowdGather, Inc.

With its growing portfolio of special interest forums and enthusiast message board communities, CrowdGather (www.crowdgather.com) has created a centralized network to benefit forum members, forum owners and forum advertisers.  CrowdGather provides a highly interactive and informational social network for members, a management and revenue-sharing resource for third-party forum owners, and a largely untapped advertising network for marketers worldwide.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy.  Words such as “expects”, “will”, “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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For additional information, please contact:

Investor/Media Contact:    Sanjay Sabnani
                                Phone: 818-435-2472 x 101
                                       Email: sanjay@crowdgather.com